                                                                   Exhibit 10.29

                               GENERAL AGREEMENT
                               -----------------

                               FEBRUARY 19, 1998
                               -----------------



between
Autotote Systems, Inc., a corporation with its main offices at 100 Bellevue
-----------------------
Road, P.O. Box 6009, Newark, DE 19714 (hereinafter "Autotote"), duly represented by its Vice President, Richard WEIL,
and
Sisal Sport Italia SpA, a corporation with its main offices at 6 Via Paleocapa,
-----------------------
20121 Milano, Italy (hereinafter "Sisal"), duly represented by its Managing Director, Mr. Giorgio SANDI,

whereas:

* Autotote is engaged in the design, development, manufacture and sale of terminal and computer systems;

* Sisal is active in Italy in the field of betting and is looking for a new, updated and effective computer hardware and software system;

* Autotote has agreed to assist Sisal in the development of a new computer hardware and software system, in the manufacture of the entire Terminal requirements of Sisal and in directly suppling to Sisal prototypes and a pre-production amount of such equipment;

* Autotote and Sisal have agreed that a larger, production amount of such equipment shall be supplied to Sisal by the exclusive distributor in Italy of Autotote's products, Elettronica Ingegneria Sistemi SpA (hereinafter "EIS");

Now therefore, in consideration of the mutual covenants and agreements set forth herein, Autotote and Sisal agree as follows:

2  DEFINITIONS
-  -----------
As used in this Agreement, the following capitalized terms shall have the meanings set forth below:
        2.1 "Affiliate" of any party shall mean any corporation or other business entity controlling, controlled or under common control with such party;
        2.2 "Agreement" shall mean this Agreement and all Exhibits hereto;
        2.3 "Business" shall mean the business, operations and activities of Sisal relating to the field of betting;
        2.4 "Information" shall mean all information regarding the know-how of Autotote in computer hardware and software systems and the requirements, needs, activities, organization, and programs of Sisal related to the Business;
        2.5 "System" shall mean equipment and related software and/or firmware;
        2.6 "Intellectual Property Rights" shall mean all the rights for the complete and absolute ownership of the project, ideas and patents related to the Terminal (including prototypes);
        2.7 "Terminal" shall mean the computer hardware, to be utilized for the exploitation of the Business, having the main features, characteristics and functions listed in Exhibit 1 of the Agreement; the Terminal shall consist of hardware and firmware (as understood in the trade) as described in Exhibit 1;

        2.8 "Territory" shall mean the Republic of Italy, San Marino and Vatican State;
        2.9 "Trademarks" shall mean the trademarks developed by Sisal and registered in Italy by Sisal to distinguish the Terminals used in the Territory.

3  OBJECT OF THE AGREEMENT
-  -----------------------

2.1.a. Subject to the terms and conditions of this Agreement, Autotote shall develop and manufacture for Sisal five (5) laboratory prototypes of the Terminal and one (1) working prototype in final assembly form. The laboratory prototype shall perform the appropriate functions (except the scanner shall be 3.25 inches wide without printer) and shall not be in final assembly form. Autotote will own the Intellectual Property Rights to all said prototypes.
2.1.b. The working prototype of the Terminal shall be deemed accepted by Sisal if said working prototype performs all the material functions and has the features, charateristics and functions described in Exhibit 1.
2.2. Autotote grants to Sisal the right to use the ideas, patents and other rights embodied in the Terminal. The Terminals, except for the pre-production amount, shall be supplied to Sisal by the exclusive distributor in Italy of Autotote's products, EIS. Sisal shall have the rights, as owner of the Terminals bought from Autotote or EIS, to use, adapt and make available such Terminals for the exploitation of the Business in the Territory and to sell them also in other countries.
2.3. Autotote grants to Sisal hereby a perpetual, irrevocable, non exclusive, apart from what is provided in art. 7, royalty free license to use the Autotote "Software" (defined in Exhibit 1) and Autotote firmware solely in connection with the Terminals. Autotote warrants that Sisal shall be provided with any upgrades to said Software made available to its customers generally. No license is granted with respect to Autotote's source code for the Software. Autotote, if the parties agree, shall have Sisal supplied with software enhancements, training and support.
2.4. Autotote sublicenses to Sisal Autotote's license interest in, under and to each and every third party Software, which sublicense shall be subject to the terms hereof.
2.5. Sisal, prior to acceptance of the working prototype and of this date, hereby orders the manufacture and supply of two hundred (200) pre-production Terminals, having the features, characteristics and functions described in
                Exhibit 1, and Autotote agrees to manufacture and directly supply and deliver the said amount of Terminals to Sisal.
                Sisal shall directly order to EIS the supply of nineteen thousand eight hundred (19,800) Terminals and Autotote shall manufacture and make available such Terminals to Sisal, through EIS. Autotote shall be directly responsible to Sisal for the obligations and warranties for the entire twenty thousand (20,000) Terminals, as per the provisions of this Agreement. Sisal shall have on all the Terminals supplied by Autotote or by EIS all of the rights provided in this art. 2.
                Notwithstanding what is provided in this art. 2.5., Sisal shall have the one-time option, after 7,000 Terminals have been supplied by Autotote, to confirm, by written notice to Autotote, the order for the precise amount of Terminals, over 10,000, to be manufactured by Autotote and supplied through EIS.

           2.6 Sisal will provide Autotote with a copy of Sisal's agreement with EIS.

3.  INFORMATION - CONFIDENTIALITY
--  -------------------------------
The parties shall exchange all Information necessary in order to make possible and facilitate the development of the prototypes of the Terminal and the manufacture of the Terminals and shall keep strictly confidential all Information.

4.  TERMS
--  -----
           4.1. Autotote shall develop and make available for Sisal a quantity of five (5) laboratory prototypes of the Terminal by February 23, 1998, based on the foam model and the design of the Terminal already approved by Sisal.
           4.2. Autotote shall make available to Sisal one (1) working prototype of the Terminal by May 1, 1998.
           4.3. The Parties shall complete the check provided in art. 2.1.b and execute a confirmatory acknowledgement within 10 days from the delivery of the working prototype of the Terminal to Sisal. Such approval notification shall not be unreasonably withheld by Sisal.
           4.4. In case of non-acceptance of said prototype, Autotote shall be allowed to remedy the defects within 10 days from the notification of Sisal and Sisal shall check if the prototype, after the remedy, is acceptable within 10 days from the delivery of the mended working protype.
           4.5. Autotote shall deliver the pre-production Terminals ordered by Sisal, as per art. 2.5, within the following date, at the Autotote's factory indicated:

              DATE                              QUANTITY           FACTORY
              -------------------------------------------------------------
              .  May 29, 1998                       200            Delaware

              It is agreed that the Terminals to be supplied by EIS shall be delivered by Autotote to EIS within the following dates, at the Autotote's factory indicated:

              DATE                              QUANTITY            FACTORY
              -------------------------------------------------------------
              .   July 10 - July 31, 1998         100/week          Ireland
              .   from August 7, 1998            *200/week          Ireland

              * it is agreed that if Sisal wishes to increase or decrease the weekly quantity by no more than 20 percent Autotote and EIS will comply within fifteen (15) days upon receiving such request in writing.

5.    COMPENSATION AND PRICES
--    -----------------------

        5.1. To compensate the activity of Autotote provided by art. 2.1, Sisal has paid in advance to Autotote the sum of U.S.$50,000.00 (consisting of U.S.$8,000.00 for each of 5 laboratory prototypes and U.S.$10,000.00 for 1 working prototype), U.S.$700,000.00 for development and tooling and U.S.$175,000.00 for firmware as described in Exhibit 1, sec.XX, items A. through N.;
        5.2. Sisal shall pay as the price for the supply of the 200 pre-production Terminals ordered as per art. 2.5, the
              following amount per Terminal:   U.S.$4,600.00
        5.3. Sisal shall pay the compensation provided in art. 5.2 as follows:
              * 5% (total of U.S.$46,000.00) within 15 days from the execution of the present Agreement;
              * the remainder, 60 days after the shipment of specific Terminals from Autotote's factory less the 5% deposit;
        5.4. Autotote retains a right of property, as provided in art. 1523 of the Italian Civil Code, in the Terminals ordered as per art. 2.5. until the full price thereof is paid by Sisal.
        5.5. Prices do not include any taxes or duties, now or hereafter enacted, applicable to the Terminals supplied by Autotote or to this transaction, all of which taxes and duties shall be the responsibility of Sisal, except for Autotote's franchise taxes and Autotote's income taxes.
        5.6. Liability for loss or damages shall pass to Sisal when Autotote shall put the Terminals ordered as per art. 2.5. into possession of a carrier for shipment to Sisal, the carrier beeing deemed to be an agent for Sisal.
              Accordingly, freight and insurance for the shipment shall be the responsibility of Sisal.
        5.7. Final price and other conditions of the supply of the remaining 19,800 Terminals from EIS to Sisal, will be directly agreed to between EIS and Sisal.


6.    POSSIBLE REIMBURSEMENT OF THE COMPENSATION
--    ------------------------------------------

In case Autotote will not be able to develop or deliver the laboratory prototypes or the working prototype of the Terminal as per the features, characteristics and functions listed in Exhibit 1, Autotote shall:
i) reimburse to Sisal 75% of the total sum advanced as per art. 5.1 within 30 days from the notification of definitive non acceptance provided in art.
     4.3. - 4.4.;
ii)  repay at the same time the down payment (5%) specified in art. 5.3.;
iii) repay at the same time any down payment received for the manufacture of 19,800 Terminals, as per art. 2.5., to either EIS or Sisal, depending upon which entity made the down payment.

These shall be Autotote's only obligations for failure, for any reason, to deliver the Terminals because the prototypes have not been accepted.

7.  EXCLUSIVITY
--  -----------
Subject to the requirements of law and/or any applicable regulatory review
     ("Government Approval"), and except for sales by Autotote to EIS contemplated by this agreement, Autotote shall, in the future, not supply Terminals in the Territory or destined to the Territory to any third party, or grant rights on Terminal for use in the Territory, unless Sisal agrees and Autotote and Sisal regulate all the conditions of such a supply or grant of rights in a written agreement duly signed by the parties. This clause does not apply to such firmware and/or software which Autotote has currently supplied in the Territory.

8.  INTELLECTUAL PROPERTY RIGHTS
--  ----------------------------
          8.1. Autotote shall be the sole owner of the Intellectual Property Rights. Sisal shall have the rights provided in art. 2.2., 2.3., 2.4. This clause shall be amended to comply with any required Government Approval.
          8.2. Sisal shall remain the sole owner of the Trademarks in the Territory. Autotote shall have the right to approve the Trademarks, which approval shall not be denied unless for good and serious reasons.
          8.3. If EIS for any reason, is not able to perform under the Agreement, then Sisal may deal directly with Autotote. If Autotote in unable, for any reason, to perform to Sisal's satisfaction, Sisal can terminate the Agreement and demand that Autotote provide to Sisal, on astrictly confidential basis, with all the documents, instructions, schematics, necessary in order to allow Sisal to manufacture such Terminals.

9.  DELIVERY AND FORCE MAJEURE
--  ----------------------------
Autotote shall strictly comply with the delivery terms provided in art. 4.5.
     Sisal shall provide EIS and Autotote with three (3) months rolling forecasts of shipments. All parties shall strictly comply with such shipment requirements.
Autotote shall not be liable for any delay in performance or for non-performance, in whole or in part, caused by the occurrence of any contingency beyond the control of Autotote, including, but not limited to, acts of God, and non performance by Sisal of any of its obligations under the present Agreement.

10. ACCEPTANCE
--- ----------
Sisal shall perform inspection and final acceptance testing within 30 days after receipt of shipment of Terminals supplied directly by Autotote or by EIS. If, within 30 days after receipt of shipment, Autotote or EIS do not receive notification of non-conformity, then said shipment shall be deemed to have been accepted. Sisal shall have the option to substitute for the above mentioned procedure, a procedure where Sisal, upon reasonable notice, shall be allowed to conduct acceptance testing at Autotote's plant for a period not exceeding one (1) week.

11. WARRANTIES
--- ----------
         11.1. Autotote warrants all Terminals directly supplied by Autotote or supplied by EIS against defects in material and workmanship under normal use and service for a period of thirteen (13) months from the date of shipment, provided, however, that Autotote's liability under said warranty shall be limited, at Autotote's cost, to, within three (3) weeks of determination of entitlement to a warranty remedy, replacing or commencing repair, at Autotote's option, Terminals or parts thereof (including subassemblies) which shall be disclosed to be defective in the form in which it was shipped by Autotote, prior to its use in further manufacture or assembly. This warranty is applicable only if Autotote receives, directly or through EIS, written notice of such defect mailed to its office within said thirteen (13) month period and is given adequate opportunity to verify the existence of a claimed defect.
                This warranty shall not apply to Terminals of parts thereof that have been (a) subjected to misuse, neglect, accident, damage in transit, abuse or unusual hazard; (b) repaired, altered or modified by anyone other than Autotote or EIS unless Sisal is authorised by Autotote to make repair; (c) used in violation of instructions furnished by Autotote.
         11.2. Where Autotote or EIS, following acceptance of the working prototype, fails to make delivery or repudiates or breaches any other material provisions of this Agreement (other than the warranty against patent infringement), including, without limitation, obligations with respect to nonconforming items, Autotote's liability to both Sisal and EIS, collectively, shall not exceed the amount of U.S.$3,300.00 per Terminal. The foregoing are in lieu of all warranties, express, implied or statutory, including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose and any other warranty obligation on the part of Autotote. Autotote's warranties extend to Sisal and to no other person or entity. In no event will Autotote be liable to anyone for incidental or consequential damages for breach of any of the provisions of this Agreement, such excluded damages to include, without limitation, loss of goodwill, loss of profits or loss of use.


12. PATENT INDEMNITY
    -----------------
         12.1. Autotote shall defend any suit or proceeding brought against Sisal to the extent that such suit or proceeding is based on a claim that Terminals manufactured and sold by Autotote or by EIS to Sisal constitute direct infringement on any valid Italian patent and Autotote shall pay all damages and costs awarded by final judgement (from which no appeal may be taken) against Sisal, on condition that Autotote (i) shall be promptly informed and furnished a copy of each communication, notice or other action relating to the alleged infringement,
                (ii) shall be given authority, information and assistance necessary to defend or settle such suit or proceeding, (iii) shall be in control of the defense (including the right to select counsel), and shall have the sole right to compromise and settle such suit or proceeding. Autotote shall not be obligated to defend or be liable for costs and damages if the infringement arises out from a combination with, an addition to, or modification of, the Terminals after delivery by Autotote, or from a misuse of the Terminals, or any part thereof.
         12.2. If any Terminal manufactured and supplied by Autotote or by EIS to Sisal shall be held to directly infringe any valid Italian patent and Sisal is enjoined from using the same, or if Autotote believes such infringement is likely, Autotote shall, at its option and at its expense, have the right: (i) to procure for Sisal the right to use infringing substitute otherwise complying substantially with all the requirements provided by this Agreement, or (iii), if (i) and (ii) are not reasonably available, upon return of the goods, refund the purchase price and the transportation cost of such Terminals.
         12.3. The foregoing states the sole and exclusive liability of Autotote hereto for infringement of patents, whether direct of contributory, and is in lieu of all warranties, express, implied or statutory in regard thereto.
         12.4. Autotote represents to Sisal that it conducts its business operations so as not to infringe upon any third party proprietary rights.

13.  GENERAL PROVISION
     -----------------
Autotote and Sisal confirm that the provisions of arts. 9., 10., 11., 12., 16., may be enforced by Sisal directly against Autotote with respect to all Terminals, including the Terminals supplied by EIS, and Sisal may directly claim from Autotote all the possible damages incurred by Sisal covered under said articles.


14.  NO CONFLICT
     -----------
Neither the execution of this Agreement and the performance by the Parties of their obligations, nor the use of the Terminals for the exploitation of the Business will violate, conflict with, result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any contract or judgement to which Autotote or Sisal is party or by which it is bound, or violate any applicable law, statute, rule, ordinance or regulation of any Governmental Body.

15.  COMPLIANCE
     ----------
Each party specifically acknowledges that the other party is subject to the gaming and licensing requirements of various jurisdictions and is obliged to take reasonable efforts to determine the suitability of its business associates. Each party agrees to cooperate fully with the other party by providing it with any information, of whatever nature, that the other party deems necessary or appropriate in assuring itself that the party furnishing information possesses the good character, honesty, integrity and reputation applicable to those engaged in the gaming industry and specifically represents that there is nothing in each party's background, history, or reputation that would be deemed unsuitable under the standards applicable to the gaming industry. This Agreement is subject to the approval of Autotote Corporation's Corporate

     Compliance Committee and Sisal's Compliance Committee or equivalent body. If, during the term of the Agreement, a party is notified by any regulatory agency that the conduct of business with the other party will jeopardize the first party's license or ability to be licensed or if a party concludes, on the basis of serious evidence, that the other party fails to meet the above criteria, this Agreement shall terminate upon written notice by the complaining party.

16. TERMINATION
--- -----------
16.1. (a)  Except as specifically provided in this art.16., this Agreement and the agreement with EIS for the supply of 19,800 Terminals shall not be terminated by Sisal or EIS without the prior written consent of Autotote. If Sisal defaults, Autotote, in addition to its other legal remedies, shall be reimbursed for all its documented, non-cancelable costs (reduced by Autotote's resale of inventory items undertaken in good faith) incurred to fill the order.
      (b) Notwithstanding the above, in case Sisal, directly or through EIS, has already ordered at the moment of the cancellation more than 10,000 Terminals, Autotote shall not be entitled to claim any reimboursment or remedy for non-cancellable costs incurred or others damages.
16.2. Sisal may, by written notice to Autotote, terminate, respectively this Agreement in whole or, from time to time, in part if any one of the following occurs:
           a)      Autotote repeatedly fail to meet delivery dates;
           b) Terminals do not conform to the requirements specified in Exhibit 1;
           c) Autotote fail to comply with any material obligations contained in this Agreement;
           d) Autotote become insolvent or commits an act of bankruptcy.
                Autotote shall have thirty (30) days to cure any default hereunder. In case of failure, Sisal shall be entitled to manufacture, directly or through a third party, the Terminals and to use, adapt, make them available in the Territory and to sell them also in other countries. In case EIS becomes insolvent or repeatedly fails to comply with it's material obligations Autotote shall directly supply Sisal with the Terminals ordered by EIS. In case of failure the above provision shall apply.
16.3. Autotote may, by written notice to Sisal, terminate this Agreement if Sisal does not conform to the payment terms hereunder. Sisal shall have thirty (30) days to cure any default hereunder.

17.  NOTICES
---  -------
All notices or communications required by the provisions of this Agreement or desired to be given thereunder shall be in writing and given by registered mail, return receipt requested to the addreess stated above or such other duly notified address.

18.  ASSIGNMENT
---  ----------
Autotote or Sisal shall not assign this Agreement or any portion of this Agreement, or any interest hereunder, to any third party, except to one of their Affiliates, without the advance written consent of the other Party.

19.  ENTIRE AGREEMENT
---  ----------------
This Agreement constitutes the final written expression of all terms of the Agreement relating to the transactions described herein and a complete and exclusive statement of those terms. This agreement supersedes all previous communications, representations, agreements, promises or statements, either oral or written, with respect to such transactions and no communications, representations, agreements promises or statements of any kind made by any representative of the Parties which are not stated herein, shall be binding on a Party. No addition to or modificaton of any provision of this Agreement will be binding unless made in writing and signed by an authorized representative. No course of dealing or usage of trade or course of performance will be deemed relevant to explain or supplement any term expressed in this Agreement.

20.  GOVERNING LAW
---  -------------
This Agreement shall be governed by the Italian Law.

21.  ARBITRATION
---  -----------
   21.1. All disputes between the Parties arising out of or in relation to this Agreement (including any questions as to the validity and enforceability of this arbitration clause), shall be exclusively and finally resolved through arbitration in compliance with the law and in accordance with the Arbitration Rules of the International Chamber of Commerce by three arbitrators, the first of whom shall be appointed by the Party initiating the arbitration proceedings simultaneously with its demand of arbitration, the second of whom shall be appointed by the other Party within 15 (fifteen) days from the date on which it received notice of the demand for arbitration, and the third of whom (who shall act as Chairman of the Arbitration Panel) will be designated by agreement of the first two arbitrators within 20 (twenty) days from the appointment of the second arbitrator or, falling such agreement, by the Court of Arbitration of the International Chamber of Commerce of Paris acting as appointing authority for purposes of such Rules. Such Court shall also designate the second arbitrator (or any arbitrator who may die, resign, or otherwise cease to be an arbitrator) in the same manner, if the party required to make such designation does not do so within the period indicated.

21.2. The arbitration proceedings shall take place in Paris, France, and shall be conducted in the English language.
21.3. The expenses of the arbitration proceedings shall be borne by the Parties in accordance with the determination of the Arbitration Panel.


     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly empowered representatives as follows, on February 19, 1998.


     Autotote Systems, Inc.            Sisal Sport Italia SpA

     By :__________________             By:__________________
     Name:  Richard M.Weil             Name:  Giorgio Sandi
     Title: Vice President             Title: Managing Director